EXHIBIT 1.1

                CAPITAL AUTO RECEIVABLES ASSET TRUST 199_ - _

         [INSERT TITLE AND RATE OF EACH CLASS OF SECURITIES INCLUDED]

                        CAPITAL AUTO RECEIVABLES, INC.
                                   (SELLER)

                    GENERAL MOTORS ACCEPTANCE CORPORATION
                                  (SERVICER)

                        FORM OF UNDERWRITING AGREEMENT

                                                      ____________ __, 199__

  As Representative of the several Underwriters

  Dear Sirs:

     1. Introductory. Capital Auto Receivables, Inc., a Delaware corporation (the "Seller"), proposes to sell $________________ principal amount of [insert dollar amount, title and rate of one class of Securities included] (the "_____________________") of the Capital Auto Receivables Asset Trust 199_-_ (the "Trust"), [Insert dollar amount title, and rate for other classes of Securities included] (the "______________," and together with the [insert other classes], the "Securities") of the Trust. The assets of the Trust will include among other things, a pool of retail instalment sale contracts for new and used automobiles and light trucks (the "Receivables") and certain monies due or received thereunder on and after _________ __, 199_ (the "Cutoff Date"), such Receivables to be transferred to the Trust by the Seller and serviced by General Motors Acceptance Corporation (the "Servicer"). [The [Securities] will be issued in an aggregate principal amount of $______________ and $_______________ aggregate principal amount of [Securities] will initially be retained by the Seller.] The aggregate amount financed under the Receivables, exclusive of accrued interest, as of the Cutoff Date will be $________________. The Securities will be issued pursuant to [an indenture, dated as of __________ __, 199_ (as amended and supplemented from time to time, the "Indenture") between the Trust and ____________________, as trustee (the "Indenture Trustee")] [a trust agreement, dated as of _______________ __, 199_ (as amended and supplemented from time to time, the "Trust Agreement") between the Seller and _____________________________, as trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust (the "Owner Trustee"). The Trust will be formed pursuant to the Trust Agreement.]

     Simultaneously with the issuance and sale of the Securities as contemplated herein, the Trust will issue its [Insert dollar amount, title and rate for classes of Securities not included] (the "Other Securities") pursuant to [as indenture, dated as of ________________ __, 199_ (as amended and supplemented from time to time, the "Indenture") between the Trust and ___________________, as trustee (the "Indenture Trustee"), a trust agreement, dated as of ______________ __, 199_ (as amended and supplemented from time to time, the "Trust Agreement") between the Seller and _________________, as trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust (the "Owner Trustee"). The Trust will be formed pursuant to the Trust Agreement. [$_______________ aggregate principal amount of [Insert title and rate] [Other Securities] will initially be retained by the Seller (the "Retained
Certificates". The [Other Securities] will represent a fractional undivided interest in the Trust and $_________________ aggregate principal amount of] [The] Other Securities will be sold by the Seller pursuant to one or more underwriting agreements dated the date hereof (the "Other Underwriting Agreements") between the Seller and the underwriters named in Schedule I to each of such agreements. General Motors Acceptance Corporation will serve as the initial custodian of the Receivable Files (as defined in a trust sale and servicing agreement, dated as of ______________ __, 199_, between the Seller, the Servicer and the Trust (the "Trust Sale and Servicing Agreement")) pursuant to the Trust Sale and Servicing Agreement.

     2. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with, the several underwriters named in Schedule I hereto (the "Underwriters") that:

            (a) The Seller has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-_______), including a prospectus, on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of the Securities and the Other Securities (which are issuable in series and classes thereof), which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriter. The Seller proposes to file with the Commission pursuant to Rule 424(b)(5) under the rules and regulations of the Commission under the Act (the "Rules and Regulations") a supplement dated _______________ __, 199_ (the "Prospectus Supplement"), to the prospectus dated ______________ __, 199____ (the "Basic Prospectus"), relating to the Securities and the Other Securities and the method of distribution thereof. Such registration statement (No. 333-_______), including exhibits thereto is hereinafter called the "Registration Statement"; and the Basic Prospectus and the Prospectus
      Supplement, together with an amendment thereof or supplement thereto authorized by the Seller prior to the Closing Date (as defined below) for use in connection with the offering of the Securities and the Other Securities, are hereinafter called the "Prospectus".

            (b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the Rules and Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance on and in conformity with written information furnished to the Seller by or on behalf of the Underwriters expressly for use in connection with the preparation of the Registration Statement or the Prospectus. As of the Closing Date, the representations and warranties of the Seller in the Trust Sale and Servicing Agreement and the Trust Agreement will be true and correct.

            (c)  This  Agreement  has  been  duly   authorized,   executed  and
      delivered by the Seller.

     3. Purchase, Sale and Delivery of the Securities. The Underwriter executing this Agreement on its own behalf and as Representative of the several Underwriters (the "Representative") hereby represents and warrants to the Seller that it has been authorized by the other Underwriters to execute this Agreement on their behalf. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree severally and not jointly, to purchase from the Seller, the respective principal amount of the each class of Securities set forth opposite the names of the Underwriters in
Schedule I hereto. The [Insert title of a class] are to be purchased at the purchase price of ____% of the principal amount thereof, plus accrued interest at the [rate] of ____ % per annum] [Pass Through Rate (as defined in the Prospectus)] from (and including) ___________ __, 199_ to (but excluding) the Closing Date.

     The Seller will deliver the Securities to the Representative for the account of the Underwriters against payment of the purchase price in immediately available funds, at the office of on ______________ __, 199_ at 10:00 a.m. (New York time) or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date". The Securities so to be delivered will be initially represented by Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive Securities will be available only under limited circumstances.

     4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters agree that all such offers and sales by the Underwriters will be made in compliance with all applicable laws and regulations.

     5.  Covenants  of the  Seller.  The Seller  covenants  and agrees  with the
Underwriters:

             (a) To furnish the Representative, without charge, a copy of the Registration Statement including exhibits and during the period mentioned in paragraph (d) below, as many copies of the preliminary prospectus and the Prospectus and any supplements and amendments thereto as the Representative may reasonably request.

             (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities the Other Securities, to furnish the Representative a copy of each such proposed amendment or supplement thereto.

            (c) The Seller will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            (d) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Representative the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Representative, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            (e) To take such action for the qualification or exemption of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification or exemption and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representative may designate. Thereafter, until all of the Securities have been retired, the Seller will arrange for the filing and making of, and will pay all fees applicable to, such statements and reports and renewals of registration necessary in order to continue to qualify or exempt the Securities for secondary market transactions in the various jurisdictions in which the Securities were originally registered or exempted for sale.

            (f) For a period from the date of this Agreement until the retirement of the Securities, or until such time as one Underwriter shall cease to maintain a secondary market in the Securities, whichever first occurs, to deliver to the Representative the annual statement of compliance delivered to the Indenture Trustee and the Owner Trustee pursuant to [the Trust Sale and Servicing Agreement] and the annual independent auditor's servicing report furnished to the Indenture Trustee and the Owner Trustee pursuant to [the Trust Sale and Servicing
      Agreement,] as soon as such statements are furnished to the Indenture Trustee and the Owner Trustee.

            (g) So long as any of the Securities are outstanding, to furnish to the Representative (i) as soon as available, a copy of each report of the Seller filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or mailed to Securityholders, and
      (ii) from time to time, such other information concerning the Seller as the Representative may reasonably request.

            (h) If the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 9 below, the Seller will pay or cause to be paid all expenses incident to the performance of the Seller's obligations under this Agreement, and will pay or cause to be paid or will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification or exemption of the Securities for offer and sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative has reasonably requested pursuant to paragraph (e) above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in printing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

           (i) To the extent, if any, that, on or prior to the Closing Date, a rating that is necessary to satisfy the condition set forth in Section 6(j) of this Agreement is conditional upon the furnishing of documents or the taking of other actions by the Seller, the Seller shall furnish such documents and take such other actions.

            (j) If, during the period after the Closing Date in which a prospectus relating to the Securities is required to be delivered under the Act, the Seller receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Securities is in effect, the Seller will advise the Representative of the issuance of such stop order.

     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the following conditions:

            (a) The Representative shall have received a letter dated as of the date hereof, of Deloitte & Touche LLP in a form and substance satisfactory to the Representative.

            (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Seller and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Representative shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Seller, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.
                                                                             (c)
      The Representative shall have received on the Closing Date an opinion of General Counsel of the Seller, dated the Closing Date, substantially to the effect set forth in Exhibit A.

      (d) The Representative shall have received on the Closing Date an opinion of Kirkland & Ellis, special counsel of the Seller, dated the Closing Date, substantially to the effect set forth in Exhibit B.

      (e) The Representative shall have received on the Closing Date an opinion of _________________ , counsel for the Underwriters, dated the Closing Date, substantially to the effect set forth in Exhibit C.

            (f) The Representative shall have received a certificate signed by an executive officer or officers of the Seller, dated the Closing Date, in which such officer or officers, to the best of his or their knowledge after reasonable investigation, shall state that the representations and warranties of the Seller in this Agreement, the Trust Agreement and the Trust Sale and Servicing Agreement are true and correct and that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or before the Closing Date.

            (g) On or prior to the Closing Date, the Seller shall not offer, sell, contract to sell or otherwise dispose of any additional similar asset-backed securities in a grantor trust or other special purpose vehicle without the Representative's prior written consent.

            (h) The Representative shall have received on the Closing Date an opinion of Kirkland & Ellis, special counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, (i) with respect to the characterization of the transfer of the Receivables by the Servicer to the Seller as a sale and (ii) concluding that neither the issue and delivery of the Securities, nor the consummation of the transactions contemplated by the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, dated as of _______ __, 199_, between the Servicer and the Seller, the Trust Agreement or the Administration Agreement, dated as of ___________ __, 199_, between the Servicer, the Owner Trustee and the Indenture Trustee, nor the fulfillment of the terms thereof, conflicts with, or results in any breach of any terms and provisions of, or constitutes (with or without notice or lapse of time) a default under, or results in the creation of any lien, charge or encumbrance upon any of the property or assets of the Seller or the Servicer pursuant to the terms of, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller or the Servicer is subject.

            (i) Each class of securities shall have been given a rating by Standard & Poor's Ratings Services ("S&P") and/or Moody's Investors
      Service, Inc. ("Moody's") that is at least or better than the rating required for such class of Securities as set forth in the Prospectus Supplement.

            (j) On the Closing Date, all of the Other Securities [(other than the Retained Certificates)]] shall have been issued and sold.

     The Seller will furnish the Representative with conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

     7. Indemnification.

     The Seller agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (d) of Section 5 hereof and as amended or supplemented if the Seller shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with information furnished in writing to the Seller by the Representative or any Underwriter expressly for use therein.

     Each Underwriter agrees to indemnify and hold harmless the Seller, its directors, its officers who sign the Registration Statement and any person controlling the Seller to the same extent as the foregoing indemnity from the Seller to such Underwriter, but only with reference to information relating to such Underwriter or such Underwriter's offer or sale of the Securities pursuant to this Agreement furnished in writing by such Underwriter directly expressly for use in the Registration Statement, any preliminary Prospectus or the Prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the
"indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified Party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to the second preceding paragraph and by the Seller in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Section 7 is unavailable to an indemnified party under the second or third preceding paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Seller on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Seller on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Seller and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to indemnify and contribute are several in proportion to their respective underwriting obligations and not joint.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Seller in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Seller, its directors or officers or any person controlling the Seller, and
(iii) acceptance of and payment for any of the Securities.

     8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Trust or the Seller. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     9. Termination. If this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Seller shall be unable to perform its obligations under this Agreement, the Seller will reimburse the Underwriters for all reasonable out-of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with the offering of the Securities.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Seller or any of their officers or directors or any controlling persons, and will survive delivery of and payment for the Securities.

     11. Notices. All communications hereunder will be in writing, and, if sent to the Representative of the Underwriters will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at _____________________ facsimile ( ) ___ - _____________, or if sent to the
Seller will be mailed, delivered or telegraphed and confirmed to it at 3044 West Grand Boulevard, Detroit, Michigan 48202; Attention: Vice President, facsimile
(313) 974-1244.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     14.   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Seller and you in accordance with its terms.


                                    Very truly yours,


                                    CAPITAL AUTO RECEIVABLES, INC.

                                    By: _______________________________


The foregoing Securities Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


By:  ___________________________________


Acting on its own behalf and as Representative of the several Underwriters

                                  SCHEDULE I


                 PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
                 OF [TITLE OR CLASS]  OF [TITLE OF CLASS]  OF [TITLE OF CLASS
UNDERWRITERS     TO BE PURCHASED      TO BE PURCHASED      TO BE PURCHASED

                 $                    $                    $


                  -----------------    ----------------      ----------------
Total
                 $-----------------  $ ----------------   $  ----------------